Exhibit 10.4

Execution Copy

SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT

Dated as of May 1, 2017

among

BXG TIMESHARE TRUST I
as Issuer,

BLUEGREEN CORPORATION
as Seller and Servicer,

BLUEGREEN TIMESHARE FINANCE CORPORATION I
as Depositor,

THE PURCHASERS PARTIES HERETO,

KEYBANK NATIONAL ASSOCIATION,

as a Funding Agent

and

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as a Funding Agent

____________________

Relating to
BXG TIMESHARE TRUST I
Timeshare Loan-Backed VFN Notes, Series I

____________________

TABLE OF CONTENTS

Page

SECTION I............................................................................................DEFINITIONS1

Section 1.1.Definitions...................................................................................................1

Section 1.2.Other Definitional Provisions.............................................................................1

SECTION II........AMOUNT AND TERMS OF COMMITMENTS2

SECTION III......................................................CONDITIONS PRECEDENT8

Section 3.1.Conditions to Effectiveness...............................................................................9

Section 3.2.Condition to Borrowings...............................................................................11

SECTION IV..................REPRESENTATIONS AND WARRANTIES12

SECTION V............................................................................................COVENANTS19

Section 5.1.Covenants...............................................................................................19

SECTION VI.INCREASED COSTS, INCREASED CAPITAL, TAXES, ETC25

SECTION VII..............................................................THE FUNDING AGENTS29

SECTION VIII....................................SECURITIES LAWS; TRANSFERS33

Section 8.1.Transfers of Notes.....................................................................................33

Section 8.2.Register of Purchasers and Participants.............................................................37

SECTION IX..............................................................................MISCELLANEOUS37

LIST OF EXHIBITS

EXHIBIT AForm of Investment Letter
EXHIBIT B
Form of Joinder Supplement
EXHIBIT CForm of Transfer Supplement

EXHIBIT DForm of Borrowing Notice

Schedule 4.1(k)Tax Schedule

This SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT (this “Agreement”), dated as of May 1, 2017, by and among BXG TIMESHARE TRUST I, a Delaware statutory trust (the “Issuer”), BLUEGREEN CORPORATION, a Florida corporation (“Bluegreen”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, a Delaware corporation (the “Depositor”), the PURCHASERS from time to time parties hereto (collectively, the “Purchasers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as a funding agent and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a funding agent (each of KeyBank and DZ BANK in such capacity, a “Funding Agent”, and together the “Funding Agents”) hereby amends and restates in its entirety that certain Fifth Amended and Restated Note Funding Agreement, dated as of December 1, 2013, as amended by Omnibus Amendment No. 1, dated as of October 23, 2014 and Omnibus Amendment No. 2, dated as of December 18, 2015, in each case, by and among certain parties hereto and the other parties named therein (the “Amended Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate in its entirety the Amended Agreement as provided herein, and all actions required to do so under the Amended Agreement have been taken;

WHEREAS, the Issuer, Bluegreen, the Club Trustee, the Backup Servicer, the Funding Agents and U.S. Bank National Association, a national banking association, as Indenture Trustee (together with its successors in such capacity, the “Indenture Trustee”), are parties to a certain Sixth Amended and Restated Indenture, dated as of May 1, 2017 (as the same may from time to time be amended or otherwise modified, the “Indenture”), pursuant to which the Issuer has issued its Timeshare Loan-Backed VFN Notes, Series I (the “Notes”); and

WHEREAS, the Issuer may, from time to time, subject to and in accordance with the terms of the Indenture and this Agreement, request Borrowings, such Borrowings to be evidenced by the Notes.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION I. DEFINITIONS

Definitions.  Capitalized terms used but not defined herein shall have the meanings set forth in the “Seventh Amended and Restated Standard Definitions” attached hereto as Annex A.

Other Definitional Provisions.  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to

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any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified.  The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

Section 1.3.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION II. AMOUNT AND TERMS OF COMMITMENTS

Purchases.  The Notes shall be delivered by the Issuer to and registered in the name of each Funding Agent for its Purchaser Group, as agent and nominee for the members of such Purchaser Group, and in each case shall be for an aggregate principal amount equal to the Commitment of the Bank Purchaser in such Purchaser Group.

On and subject to the terms and conditions of this Agreement from the Closing Date and prior to the Facility Termination Date, the Conduit Purchaser in each Purchaser Group may, and if the Conduit Purchaser in a Purchaser Group does not (or if there is no Conduit Purchaser in a Purchaser Group), the Bank Purchaser in the such Purchaser Group shall, advance its Funding Percentage of each Borrowing requested; provided that in no event shall a Bank Purchaser be required on any date to make an advance exceeding its aggregate Available Commitment, (determined prior to giving effect to such advance or the Maximum Borrowing Amount); provided,  further that in no event shall Borrowings occur more frequently than twice every calendar month unless otherwise approved by the Funding Agents.

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Such advance shall be made available to the Issuer, subject to the satisfaction of the conditions specified in Section 3.2 hereof, at or prior to 4:00 p.m.  New York City time on the applicable Funding Date by deposit of immediately available funds into an account designated by the Issuer to the Funding Agents.

Each Borrowing on the applicable Funding Date shall be made on prior notice from the Issuer received by the Funding Agents (such notice, a “Borrowing Notice”) not later than 10:00 a.m. New York City time on the second Business Day preceding such Funding Date.  Each Borrowing Notice shall be irrevocable and shall (i) specify the aggregate amount of the Borrowing, which may not exceed the Maximum Borrowing Amount, (ii) specify the applicable Funding Date (which shall be a Business Day), (iii) provide a detailed calculation of the Borrowing Base as of such Funding Date and (iv) certify that no Borrowing Base Deficiency exists before such Borrowing and, after giving effect to such Borrowing, no Borrowing Base Deficiency shall exist and shall be in substantially in the form attached hereto as Exhibit D.  Borrowings may occur on any Business Day.  Each Borrowing Notice will be accompanied by a current Schedule of Timeshare Loans in an electronic format acceptable to the Funding Agents.  Each Funding Agent shall promptly forward a copy of all Borrowing Notices and related Schedules of Timeshare Loans to each Purchaser in its Purchaser Group no later than Noon on the same day received.

Pursuant to the Indenture, the Issuer shall issue the Notes.  Each Borrowing shall be evidenced by a corresponding increase in the Outstanding Note Balance of each Note.  Each Note will have its Outstanding Note Balance increased on each Funding Date by its allocable share of such Borrowing.

Payments on the Notes shall be made as provided in the Indenture and each Funding Agent shall allocate to the Purchasers in its Purchaser Group each payment in respect of the Notes received by the Funding Agent in its capacity as nominee of the Purchasers in its Purchaser Group.

Each Funding Agent shall keep, with respect to its Purchaser Group, records of each Borrowing, each Interest Accrual Period applicable thereto, the interest rate(s) applicable to the Notes and each payment of principal and interest thereon.  Such records shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error.

The aggregate minimum advance for a Funding Date shall be $2,000,000; provided,  however, that if the Available Commitment shall be less than $2,000,000, the minimum advance shall be equal to the Available Commitment.

Reductions, Increases and Extensions of Commitments.  At any time the Issuer may, acting at the direction of the Residual Interest Owner, upon at least three Business Days’ prior written notice to the Funding Agents, terminate the Commitments or reduce the aggregate Commitments; provided,  however, such aggregate Commitments may not be reduced to an amount less than $20,000,000.  Each such partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (or such other amount requested by the Issuer to which the Funding Agents consent).  Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) shall be allocated pro rata among the Bank

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Purchasers in accordance with each Bank Purchaser’s Funding Percentage.  At any time, any Funding Agent may upon the request of the Residual Interest Owner and the consent of all of the other Funding Agents (which consent may be withheld in their sole discretion), increase the Commitments of the Bank Purchasers.

On the Facility Termination Date, the Commitment of each Bank Purchaser shall be automatically reduced to zero.

On the Closing Date, KeyBank National Association has executed a Joinder Supplement (as defined below) and on the Closing Date is a LIBOR Bank Purchaser hereunder and the sole member of the Purchaser Group for which KeyBank National Association is the related Funding Agent.  On the Closing Date, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main has executed an amended and restated Joinder Supplement and on the Closing Date is a Cost of Funds Bank Purchaser hereunder and a member of the Purchaser Group for which Autobahn Funding Company LLC is also member and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main is the related Funding Agent.  Also on the Closing Date, Autobahn Funding Company LLC executed an amended and restated Joinder Supplement as a Conduit Purchaser.  Subject to the provisions of subsections 8.1(a) and 8.1(b), any other Person may from time to time with the consent of the Funding Agents and the Issuer become a party to this Agreement as a Purchaser by (i) delivering to the Issuer an Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as Exhibit B hereto (a “Joinder Supplement”), with the Funding Agents and the Issuer, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) its Commitment, if any, (C) whether they are a LIBOR Bank Purchaser, a Cost of Funds Bank Purchaser or a Conduit Purchaser, (D) the other members of its Purchaser Group and its Funding Agent and (E) the other information provided for in such form of Joinder Supplement.  Upon its receipt of a duly executed Joinder Supplement, the Funding Agents shall on the effective date determined pursuant thereto give notice of such effectiveness to the Issuer, the Servicer and the Indenture Trustee.

A Joinder Supplement may provide for a reduction in the Commitment of a Bank Purchaser if, in accordance with the terms thereof, proper notice is delivered to the Funding Agents, the Issuer and the Servicer and consent of the Funding Agents is obtained.  At any time such notice is received from a Bank Purchaser after the requisite consent is obtained, the Commitment of such Bank Purchaser shall be reduced as provided for therein.

So long as no Event of Default has occurred and is continuing (unless otherwise agreed by the Funding Agents), no more than 75 and no less than 45 days prior to the Commitment Expiration Date, the Issuer may request, through the Funding Agents, that each Purchaser extend the Commitment Expiration Date to a date which is up to 364 days after the Commitment Expiration Date then in effect, which decision will be made by each Purchaser in its sole discretion.  Upon receipt of any such request, each Funding Agent shall promptly notify each Purchaser in its Purchaser Group thereof.  Within 10 Business Days of notice from its Funding Agent, each Purchaser shall notify the Funding Agent of its willingness or refusal to so extend the Commitment Expiration Date (the “Extension Notice Deadline”).  Each Funding Agent shall notify the Issuer of such willingness or refusal by the Purchasers within five

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Business Days of the Extension Notice Deadline.  If any Purchaser notifies its Funding Agent of its refusal to extend or does not expressly notify its Funding Agent that it is willing to extend the Commitment Expiration Date by the applicable Extension Notice Deadline (each a “Non-Extending Purchaser”), the Commitment Expiration Date shall not be so extended.

From and after the Closing Date, the Maximum Facility Balance (the “Maximum Facility Balance”) and the Commitment of each Bank Purchaser shall be as follows:

Time Period	Maximum Facility Balance	KeyBank National Association Commitment	DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main Commitment
Closing Date - thereafter	$80,000,000	$40,000,000*	$40,000,000*

* Or such lower amount as reduced in accordance with the terms of this Agreement.

Fees, Expenses, Payments, Etc.  Bluegreen agrees to pay to the Funding Agents, the Fees and other amounts set forth in the Fee Letter at the times specified therein.

Bluegreen further agrees to pay on the Closing Date or, if later, within 10 days of such costs and expenses being invoiced to Bluegreen, to the Funding Agents all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (including any requested amendments, waivers or consents of any of the Transaction Documents) of this Agreement, the Transaction Documents, and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees for each Funding Agent’s counsel and out-of-pocket expenses of each counsel for each Funding Agent with respect thereto, any costs incurred in connection with subsection 5.1(g) and with respect to a Conduit Purchaser, the costs and expenses of rating such Conduit Purchaser’s commercial paper by independent financial rating agencies which is allocable to commercial paper issued to fund advances hereunder.

Bluegreen further agrees to pay to the Funding Agents, and following the occurrence and during the continuance of an Event of Default other than one arising from the failure of the Obligors to make payments on the Timeshare Loans, each Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Transaction Documents, and the other documents delivered thereunder or in connection therewith.

The Issuer agrees to pay to the Funding Agents, and following the occurrence and during the continuance of an Event of Default, each Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of

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the Transaction Documents, and the other documents delivered thereunder or in connection therewith.

Bluegreen further agrees to pay on demand any and all documentary, stamp, transfer and other taxes  and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of the Notes, and agrees to save each Purchaser and each Funding Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Fee Letter, on the basis of a 360-day year and for the actual days elapsed.

All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. New York City time on the due date thereof to the Funding Agents’ accounts specified in subsection 9.2(b) hereof or directly to the Purchasers’ accounts if a Funding Agent so instructs the Indenture Trustee.  Payments received after 1:00 p.m. New York City time shall be deemed to have been made on the next Business Day.  In any event, each Funding Agent shall forward or instruct the Indenture Trustee to forward to the Purchasers in its Purchaser Group their respective portion of such payments in immediately available funds for receipt no later than 3:00 p.m. New York City time on the date received.  Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension.  To the extent that (i) the Indenture Trustee, the Depositor, the Seller, the Issuer or the Servicer makes a payment to a Funding Agent or a Purchaser or (ii) a Funding Agent or a Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Indenture Trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Funding Agents or the Purchasers, as the case may be.

Indemnification.   Bluegreen (the “Indemnitor”) agrees to indemnify and hold harmless each Funding Agent and each Purchaser and any shareholders, members, directors, officers, employees, agents or Affiliates thereof, of the Funding Agents or Purchasers (each such Person being referred to as an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Transaction Document or the issuance of the Notes (including in connection with the preparation

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for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except (i) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of, or breach of any representation or warranty in any Transaction Document by, the Indemnitee requesting indemnification, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered  or addressed by subsection 2.3(c) or (d) hereof, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by a Funding Agent requesting indemnification or a Purchaser requesting indemnification in connection with an Assignment or Participation pursuant to Section 8.1 hereof which disclosure is not based on information given to such Funding Agent or such Purchaser by or on behalf of Bluegreen, or any affiliate thereof or by or on behalf of the Indenture Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by any default in payment of any Timeshare Loan.  The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Notes or any amendments thereof or supplements thereto, in any case, provided or approved by the Issuer (other than statements provided by the Indemnitee requesting indemnification expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein).  For the avoidance of doubt, no Person shall be entitled to indemnification under this Section 2.4 in respect of any Taxes or Excluded Taxes (each as defined in Section 6.3 hereof), the indemnification of which is addressed exclusively in Section 6.3 hereof.

Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Funding Agents and the Funding Agents will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.4(a) hereof, notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph except to the extent the Indemnitor is prejudiced by such failure.  If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with a single counsel mutually satisfactory to such Indemnitor and each affected Indemnitee.  After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the Indemnitee in connection with the defense of such action.  Each Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an

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Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section 2.4 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee).  In any such case described in clauses (i) through (iii) of the preceding sentence, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Indemnitors be liable for the fees, disbursements and other charges of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this Agreement from and against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment.  No Indemnitor shall, without the prior written consent of an Indemnitee (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

The obligations of Bluegreen under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement.  Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Transaction Document nor the existence of any claim, setoff, defense (other than a defense of payment) or other right which Bluegreen may have at any time against a Funding Agent, any Purchaser or any other Person, whether in connection with any Transaction Document or any unrelated transactions, shall constitute a defense to such obligations.

Funding Termination Event.  If any Funding Termination Event shall occur and be continuing, (a) if such event is a Funding Termination Event specified in clause (i) or (ii) of paragraph (d) of the definition thereof or paragraphs (d) and (e) of the definition of Event of Default, the Commitment of each Bank Purchaser shall automatically be reduced to zero, and (b) if such event is any other Funding Termination Event, with the consent of the Required Purchasers, the Funding Agents may, or upon the request of the Required Purchasers, the Funding Agents shall, by notice to the Issuer, reduce the Commitments of each Bank Purchaser to zero, whereupon the Commitments shall immediately be reduced to zero.

Notification of Note Rate.

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(a) On the third Business Day immediately preceding each Determination Date, each Funding Agent shall calculate the related Note Rate in order to estimate the allocable portion of the Interest Distribution Amount for the related upcoming Payment Date applicable to its Notes for the applicable Interest Accrual Period and shall notify the Indenture Trustee and the Servicer of such rate and amount by written notice.  Such rate and amount shall be calculated using an estimate of the applicable Note Rate, if necessary, for the remaining days in such Interest Accrual Period.  The Funding Agents shall consult with the Conduit Purchasers in the determination of the CP Note Rate.

(c) On or before the third Business Day immediately preceding each Determination Date, if a Funding Agent shall have used an estimate of the applicable Note Rate in order to calculate the Interest Distribution Amount with respect to the immediately preceding Payment Date, such Funding Agent shall compute the actual related Note Rate and Interest Distribution Amount applicable to the Notes for the Interest Accrual Period related to such immediately preceding Payment Date, and if the actual Interest Distribution Amount so computed (i) is greater than the estimated Interest Distribution Amount for such preceding Interest Accrual Period, the Interest Distribution Amount so calculated for the upcoming Payment Date shall be increased by the amount of such difference (such difference, the “Conduit Component Shortfall”) and (ii) is less than the estimated Interest Distribution Amount for such preceding Interest Accrual Period, the Interest Distribution Amount so calculated for the upcoming Payment Date shall be decreased by the amount of such difference.

SECTION III. CONDITIONS PRECEDENT

Conditions to Effectiveness.  The following shall be conditions precedent to this Agreement becoming effective:

The other Transaction Documents shall have become effective in accordance with their respective terms.

All of the terms, covenants, agreements and conditions of this Agreement, the Fee Letter and the other Transaction Documents to be complied with and performed by Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, by the Closing Date shall have been complied with in all material respects or otherwise waived by the Funding Agents.

Each of the representations and warranties of each of Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, made in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the time of the Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time).

No Funding Termination Event, Event of Default, Servicer Event of Default under any Transaction Document or event that with the giving of notice or lapse of time or both would constitute such an amortization event or other termination event shall have occurred and be continuing.

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Each Funding Agent shall have received (and, to the extent requested, made available to each Purchaser in its Purchaser Group):

Certified copies of the resolutions of the Board of Directors of each of Bluegreen and the Depositor approving this Agreement and the Transaction Documents to which it is a party and any other documents contemplated thereby and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Transaction Documents to which it is a party and any other documents contemplated thereby;

An officer’s certificate of each of Bluegreen, the Depositor and the Owner Trustee, certifying the names and true signatures of the officers authorized to sign this Agreement and the Transaction Documents and any other documents to be delivered by it hereunder or thereunder;

A copy of the bylaws of each of Bluegreen and the Depositor, certified by an officer thereof;

A copy of the charter of each of Bluegreen and the Depositor, a certificate as to the good standing of Bluegreen from the Secretary of State of the State of Florida and a certificate as to the good standing of the Depositor from the Secretary of State of the State of Delaware, in each case dated as of a recent date;

Proper financing statements under the UCC of all jurisdictions that the Funding Agents may deem necessary or desirable in order to perfect the ownership and security interests contemplated by the Purchase Agreement, the Sale Agreement, the Indenture and this Agreement;

Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Trust Estate previously granted by the Seller, the Depositor or the Issuer;

Completed requests for information, dated on or before the Closing Date, in all jurisdictions referred to in subsection (vi) above that name the Issuer, the Depositor or Bluegreen as debtor, together with copies of such other financing statements;

A favorable opinion of counsel to Bluegreen, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

A favorable opinion of counsel to Vacation Trust, Inc., dated the Closing Date, in form and substance satisfactory to the Funding Agents related to corporate, regulatory and insolvency matters, such opinion to permit reliance by the Purchasers;

A favorable written opinion of counsel to the Owner Trustee and special Delaware counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

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A favorable written opinion of counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

A favorable written opinion of internal counsel for the Indenture Trustee and the Custodian each dated the Closing Date, as to general corporate matters and such other matters with respect to the Indenture Trustee and Custodian as the Funding Agents may reasonably request, such opinion to permit reliance by the Purchasers,

A favorable written opinion of counsel for the Backup Servicer dated the Closing Date as to general corporate matters and such other matters with respect to the Backup Servicer as the Funding Agents may reasonably request, such opinion to permit reliance by the Purchasers,

Favorable written opinion letters of local counsels for the Seller regarding certain state timeshare and real estate legal matters related to each Initial Approved Opinion Resort and the related Timeshare Loans, in form and substance satisfactory to the Funding Agents regarding local law matters, such opinion to permit reliance by the Purchasers;

A copy of the documentation evidencing the release of all liens attaching to the Timeshare Loans pursuant to previous financings;

Executed copies of each of the Transaction Documents; and

Such other documents, instruments, certificates and opinions as the Funding Agents may reasonably request including those set forth as the closing list delivered to the Seller in connection with this transaction.

No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation by the Funding Agents or the Purchasers of, or to invalidate, the transactions contemplated by this Agreement or the Transaction Documents in any material respect.

S&P shall have delivered written confirmation to DZ BANK to the effect that the consummation of the transactions contemplated by this Agreement will not result in the reduction or withdrawal of their respective ratings of the Conduit Purchaser’s commercial paper.

Condition to Borrowings.  The following shall be conditions precedent to any funding by a Purchaser on each Funding Date (unless otherwise indicated) (which conditions must be satisfied no later than 2:00 p.m. New York City time on the Business Day immediately preceding such Funding Date):

The Issuer shall have timely delivered a Borrowing Notice pursuant to subsection 2.1(d) hereof;

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The representations and warranties of Bluegreen, the Issuer and the Depositor set forth or referred to in Sections 4.1, 4.2 and 4.3 hereof shall be true and correct in all material respects on the date of such Borrowing as though made on and as of such date (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); no event which is, or upon the giving of notice, the lapse of time or both would be, a Funding Termination Event shall have occurred and be continuing on such date;

Both immediately prior to and after giving effect to such Borrowing and the application of the proceeds thereof as provided herein and in the Indenture, the Aggregate Outstanding Note Balance shall not exceed the Maximum Facility Balance and there shall not be a Borrowing Base Deficiency;

All conditions specified in the Indenture with respect to such Borrowing shall have been satisfied;

If the Funding Agents waive any of the conditions set forth in Section 3.1 hereof on the Closing Date, each such condition shall be satisfied on or before the first Borrowing;

Unless previously received on a Funding Date, the Funding Agents shall have received a favorable written opinion on timeshare and real estate law matters for the Timeshare Loans to be included on such Funding Date related to the Resort for which Bluegreen is seeking to have the Funding Agents approve as an Additional Approved Opinion Resort, such opinion to permit reliance by the Purchasers.

(g)The Borrowing does not exceed the Maximum Borrowing Amount.

SECTION IV. REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Bluegreen.  Bluegreen hereby represents and warrants to the Funding Agents and the Purchasers that as of the date hereof, the Closing Date and each Funding Date:

It is a corporation validly existing and in good standing under the laws of the State of Florida, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to

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applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By‑laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party).

Other than as disclosed on Schedule 12.2(e) of the Indenture and other than as disclosed in the most recent SEC filings related to Bluegreen, there is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Transaction Documents to which it is a party.

It has delivered to the Funding Agents complete and correct copies of its audited financial statements for the fiscal year ended on or about December 31, 2016; provided that Bluegreen shall be deemed to be in compliance with this Section 4.1(f) to the extent such financial statements have been publicly filed.

No report, statement, exhibit or other written information required to be furnished by Bluegreen or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as

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otherwise disclosed to any Funding Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

Each of the Transaction Documents to which it is a party is in full force and effect and no amortization, termination or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

Bluegreen repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of Bluegreen in the Transaction Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

Based upon the Investment Letters of the Purchasers and compliance with the terms of this Agreement and the Transaction Documents, the sale of the Notes pursuant to the terms of this Agreement and the Indenture will not require the registration of such Notes under the Securities Act.

All tax returns (federal, state and local) required to be filed with respect to Bluegreen have been filed (which filings may be made by an affiliate of Bluegreen on a consolidated basis covering Bluegreen and other Persons) and there has been paid or adequate provision made in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges in respect of Bluegreen (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns), other than as on Schedule 4.1(k) hereto.

Based upon the Investment Letters of the Purchasers, the representation letter from GSS Holdings, Inc. and compliance with the terms of this Agreement and the Transaction Documents, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended and none of Bluegreen, the Depositor or the Issuer is required to be registered under the Investment Company Act of 1940, as amended.

There has not been any material adverse change in the business, operations, financial condition, properties or assets of Bluegreen since December 31, 2016.

The chief executive office of Bluegreen is at the address indicated in Section 9.2 hereof.

The Credit Policy and the Collection Policy attached as Exhibits J and K to the Indenture, respectively (as the same may be amended from time to time in accordance with the provisions of the Indenture and this Agreement), fairly represent the policies of the Servicer and, to the best knowledge of the Servicer, the Collection Policy is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.

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Other than the Bluegreen Merger, described below, as of the date hereof and, within the last five years, Bluegreen has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).  The “Bluegreen Merger” shall mean that certain cash merger transaction on April 2, 2013 whereby Bluegreen became a direct wholly-owned subsidiary of Woodbridge Holdings LLC and ceased to be a publicly traded entity.

Bluegreen and each Affiliate thereof is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Timeshare Loans shall exist.

The name and address of the Lockbox Bank, together with the account numbers of the Lockbox Accounts at the Lockbox Bank, are specified in the Lockbox Agreement (or at such other Lockbox Bank and/or with such other Lockbox Accounts as have been notified to the Funding Agents).  All applicable Obligors will be instructed to make payment to the Lockbox Account in accordance with the Indenture.

For clarity, it is understood that the Timeshare Loans, related Timeshare Loan Documents and other related assets will be conveyed by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the Purchase Agreement and Sale Agreement, respectively, without recourse, representation on warranty except as expressly provided therein.  Without limiting the foregoing, none of the Seller, the Depositor or any of their respective subsidiaries shall be responsible for payments on the Timeshare Loans, and any other credit risks associated therewith shall be borne by the Issuer and the holders of any obligations of the Issuer.

Bluegreen and each of its Affiliates has and intends to in the future to properly disclose and account for the transactions contemplated by the Transaction Documents as an on balance sheet transaction in accordance with GAAP.  The transaction contemplated by the Transaction Documents is a financing for tax purposes.

As of the Closing Date and as of each Funding Date, as applicable, (i), neither Bluegreen nor any of its Commonly Controlled Affiliates has or has incurred any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any “Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to Bluegreen’s Knowledge, no event has occurred or circumstance exists that may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (ii) neither Bluegreen nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to Bluegreen’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (iii) Bluegreen and each of its Commonly Controlled Affiliates has no outstanding liability for any undisputed contribution required under

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any Bluegreen Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (iv) Bluegreen and each of its Commonly Controlled Affiliates has no outstanding liability for any disputed contribution required under any Bluegreen Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to Bluegreen’s Knowledge (A) neither Bluegreen nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (B) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to Bluegreen’s Knowledge, neither Bluegreen nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect.  For purposes of this subsection 4.1(u), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on Bluegreen or any of its Commonly Controlled Affiliates; “Commonly Controlled Affiliates” means those direct or indirect affiliates of Bluegreen that would be considered a single employer with Bluegreen under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by Bluegreen or any of its Commonly Controlled Affiliates (other than a Bluegreen Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Bluegreen Multiemployer Plan” means a Multiemployer Plan to which Bluegreen or any of its Commonly Controlled Affiliates contributes or in which Bluegreen or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of Bluegreen or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Funding Agents and the Purchasers that as of the date hereof, the Closing Date and each Funding Date:

It is a statutory trust validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its

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obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, the Trust Agreement, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound.

There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its Knowledge, threatened against it, with respect to this Agreement the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes.

No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Funding Agents or any Purchaser, as the case may be, at such time) as of the date so furnished.

The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

Each of the Transaction Documents to which it is a party is in full force and effect and no amortization, termination or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

The Issuer repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of the Issuer in the Transaction Documents

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to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

(k)No election has been or will be made to treat the Issuer as an association pursuant to Treas. Reg. § 301.7701-3.

Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Funding Agents and the Purchasers, that as of the date hereof, the Closing Date and each Funding Date:

It is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 or UCC-3 Financing Statements as have been prepared for filing.

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The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By‑laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound.

There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes.

No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

Each of the Transaction Documents to which it is a party is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

The Depositor repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of the Depositor in the Transaction Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty are repeated and affirmed as of such earlier date).

Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

The chief executive office of the Depositor is at the address indicated in Section 9.2 hereof.

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SECTION V. COVENANTS

Covenants.  Each of Bluegreen, the Depositor and the Issuer, each solely as to itself, covenants and agrees, through the Facility Termination Date and thereafter so long as any amount of the Notes shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Purchasers shall otherwise consent in writing, that:

it shall perform in all material respects each of the respective agreements and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the other Transaction Documents to which it is party, which agreements and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; it shall, to the extent any other party shall fail to perform any of its obligations in the Transaction Documents, take all reasonable action to enforce the obligations of each of the other parties to such Transaction Documents which are contained therein;

the Issuer and the Servicer shall furnish to the Funding Agents a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Notes which is furnished by or on behalf of it to the other or to the Indenture Trustee and furnish to the Funding Agents after receipt thereof, a copy of each notice, demand or other communication relating to the Notes, this Agreement or the Indenture received by the Issuer or the Servicer from the Indenture Trustee, the Depositor or the Seller; and (ii) such other information, documents records or reports respecting the Collateral, the Seller, the Depositor, the Issuer or the Servicer as the Funding Agents may from time to time reasonably request;

the Issuer shall furnish to the Funding Agents on or before the date such reports are due under the Indenture copies of each of the reports, notices and certificates required by Section 7.2 of the Indenture;

the Issuer shall promptly furnish to the Funding Agents a copy, addressed to the Funding Agents, of each opinion of counsel delivered to the Indenture Trustee pursuant to Section 7.3(d) of the Indenture;

Bluegreen shall not permit a Servicer Event of Default under the Indenture to occur;

Bluegreen shall continue to engage in business of the same general type as now conducted with respect to the Timeshare Loans transferred by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of such business; and comply with all Requirements of Law except where the failure to so comply could reasonably be expected to have a material adverse affect on Bluegreen;

the Issuer, the Depositor, the Seller and the Servicer shall at any time from time to time during regular business hours, on reasonable notice to the Issuer, the

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Depositor, the Seller or the Servicer, as the case may be, permit either or both Funding Agent(s), or its/their agents or representatives to:

examine all books, records and documents (including computer tapes and disks) in its possession or under its control; and

visit its offices and property for the purpose of examining such materials described in clause (i) above;

the Issuer and the Servicer shall furnish to the Funding Agents, promptly after the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, an Funding Termination Event, a certificate of an appropriate officer of the Issuer or the Servicer, as the case may be, setting forth the circumstances of such event and any action taken or proposed to be taken by the Issuer or the Servicer with respect thereto;

it shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement and the Indenture;

it shall execute and deliver to the Funding Agents or the Indenture Trustee all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Funding Agents or the Indenture Trustee to enable the Funding Agents or the Indenture Trustee to exercise and enforce their respective rights under the Transaction Documents and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Indenture Trustee or the Funding Agents to validate, preserve, perfect and protect the position of the Indenture Trustee under the Indenture provided no such action shall be inconsistent with the Indenture or contrary to instructions of the Indenture Trustee;

neither the Depositor nor the Issuer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with the Indenture and (ii) with the prior written consent of the Required Purchasers;

Bluegreen will not resign as Servicer, unless (i) the performance of its duties under the Indenture is no longer permissible pursuant to Requirements of Law and there is no reasonable action which it could take to make the performance of such duties permissible under such Requirements of Law, or (ii) the  Required Purchasers shall have consented thereto;

Bluegreen shall furnish to each Purchaser and each Funding Agent:

(A) as soon as available and in any event within 45 days after the end of each fiscal quarter (or, if later, that date which financial statements relating to Bluegreen are required to be filed with the Securities and Exchange Commission), the consolidated balance sheet of Bluegreen and its subsidiaries as of the end of such quarter and consolidated statements of income of Bluegreen and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the

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chief financial officer of Bluegreen and (B) as soon as available and in any event within 90 days after the end of each fiscal year of Bluegreen (or, if later, that date which financial statements relating to Bluegreen are required to be filed with the Securities and Exchange Commission), a copy of the consolidated financial statements of Bluegreen and its subsidiaries for such year accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Funding Agents) which report shall be unqualified as to going concern and scope of audit (if such scope limitation would be reasonably deemed to have an adverse impact on the financial statements taken as a whole) and shall state that such consolidated financial statements present fairly the consolidated financial position of Bluegreen and each of its subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with GAAP and that the examination had been made in accordance with GAAP; provided, however, Bluegreen shall be deemed to be in compliance with this subsection 5.1(m)(i) to the extent the documents required to be filed pursuant to this subsection 5.1(m)(i) are publicly filed within the time periods required by this subsection 5.1(m)(i).

A copy of each certificate, opinion, report, notice or other communication (other than investment instructions) furnished by or on behalf of Bluegreen or the Issuer to the Indenture Trustee under the Transaction Documents, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of Bluegreen, the Depositor or the Issuer under the Transaction Documents;

as soon as available and in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the financial statements of the Issuer for such year, which financial statements need not be accompanied by an audit report of a nationally recognized firm of independent certified public accountants and may be internal financial statements of the Issuer; and

Such other information (including financial information), documents, records or reports respecting the Notes, the Trust Estate, Bluegreen, the Depositor or the Issuer as any Funding Agent may from time to time reasonably request;

Bluegreen shall not make, or permit any Person within its control to make, any material amendment, modification or change to, or provide any material waiver under, the Indenture or the other Transaction Documents without the prior written consent of the Funding Agents and in any case in compliance with Section 9.1 hereof;

Bluegreen will comply in all material respects with the Credit Policy and the Collection Policy in regard to each Timeshare Loan.    Bluegreen shall (i) notify the Funding Agents ten days prior to any material amendment of or change in the Credit Policy or the Collection Policy and (ii) obtain the Funding Agents’ prior written consent (which consent will not be unreasonably withheld or delayed) to any material amendment of or change in the Credit Policy or the Collection Policy that will affect any Timeshare Loan in the Trust Estate; provided, that Bluegreen may immediately implement any changes (and provide notice to the Funding Agents subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of Bluegreen; and provided, further that Bluegreen shall deliver to the Funding Agents a copy of any amendments or changes to the Collection Policy or

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the Credit Policy for which prior notice to the Funding Agents was not given with the Monthly Report to be delivered subsequent to the effective date of such amendments or changes.

at the request of any Funding Agent, the Seller shall cause to be delivered to the Funding Agents the written report of a review conducted as of the last day of a fiscal quarter of the Seller by an independent auditor acceptable to the Funding Agents of a random sampling of Timeshare Loans that are held by the Custodian, together with all related Timeshare Loans Documents held by the Custodian, within the later of (i) 30 days following the end of such fiscal quarter of the Seller and (ii) 30 days following such request of any Funding Agent; provided,  however, in addition to the quarterly reports described above, each calendar year (so long as no Event of Default has occurred), the Funding Agents, in their sole discretion, can request one written report to be conducted other than quarterly and the Seller shall cause such written report to be delivered to the Funding Agents no later than the later of (i) thirty days after such request by the Funding Agents or (ii) the fifth Business Day after the completion of the related audit procedures; it being understood, however, that if the Funding Agents shall request more than two written reports during a calendar year (excluding any written reports requested during the occurrence of an Event of Default), the third request and all other requests thereafter during such calendar year shall be at the expense of the Funding Agents; it being further understood, however, that upon the occurrence of an Event of Default, the Funding Agents shall not be limited to the number of written reports that may be requested and the expense of such written reports shall be borne by the Seller;

to the extent it has not previously done so, Bluegreen shall instruct all applicable Obligors to cause all Collections to be deposited directly into the Lockbox Account.  Bluegreen shall hold in trust, and deposit, immediately, but in any event not later than two Business Days of its receipt thereof, to the Lockbox Account all Collections received from time to time by it from the related Obligors;

Bluegreen shall deliver all the Timeshare Loan Files to the Custodian pursuant to the terms of the Custodial Agreement;

Bluegreen shall notify the Funding Agents within 12 Business Days of obtaining knowledge thereof, of (i) any fraudulent activity or theft in the origination or servicing of the Timeshare Loans that results or may result in a loss of at least $1,000 and (ii) any fraudulent activity or theft in the origination or servicing of timeshare loans not subject to the Lien of the Indenture that results or may result in a loss of at least $100,000;

except as otherwise provided herein, neither Bluegreen, the Depositor nor the Issuer will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Timeshare Loan, or upon or with respect to any account which concentrates in a Lockbox Bank to which any Collections of any Timeshare Loan are sent, or assign any right to receive income in respect thereof;

except as otherwise permitted in the Indenture or with the prior written consent of the Funding Agents, Bluegreen will not extend, amend or otherwise modify

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the terms of any Timeshare Loan, or amend, modify or waive any term or condition of any contract related thereto;

neither Bluegreen nor the Servicer will make any change in its instructions to Obligors regarding payments to be made to the Lockbox Account, unless such instructions are to deposit such payments to another lockbox account approved by the Funding Agents;

none of the Seller, the Depositor or the Issuer will change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change such person  delivers to the Indenture Trustee and the Funding Agents UCC financing statements to continue the perfection of the Indenture Trustee’s interest in the Timeshare Loans and written authority to file the same;

each of the Issuer, Bluegreen and the Depositor shall properly disclose and account for the transactions contemplated by the Transaction Documents as an on balance sheet transaction under and in accordance with GAAP;

the Depositor and the Issuer each shall, unless the Funding Agents shall otherwise consent in writing:

conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of Bluegreen or any Affiliate thereof (other than as expressly provided herein);

maintain corporate records and books of account separate from those of Bluegreen and any Affiliate (other than itself) thereof;

obtain proper authorization for all action requiring such authorization;

pay its own operating expenses and liabilities from its own funds and shall conduct its business from an office or designated area separate from Bluegreen or any Affiliate thereof;

continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Agreement as part of its official records;

maintain an arm’s-length relationship with Bluegreen and its Affiliates (other than itself), and shall not hold itself out as being liable for the debts of Bluegreen or any of its Affiliates (other than itself);

keep its assets and liabilities separate from those of all other entities other than as permitted herein;

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not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals;

not amend, supplement or otherwise modify its organizational documents, except in accordance therewith and with the prior written consent of the Funding Agents;

not create, incur, assume or suffer to exist any indebtedness on which it is obligated, except as contemplated by this Agreement and the other Transaction Documents.  It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person (other than the Timeshare Loans), agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.  It shall not be party to any indenture, agreement, mortgage, deed of trust or other instrument other than this Agreement and the other Transaction Documents;

not enter into, or be a party to any transaction with any of its Affiliates, except as contemplated by this Agreement and the other Transaction Documents;

observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests hereunder of the Purchasers or the Agent or its ability to perform its obligations hereunder; and

not form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness (other than the Timeshare Loans), acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein; and

if requested by the Funding Agents (which is expected to be no more than once during each annual period following the Closing Date), Bluegreen and the Issuer shall provide the Funding Agents with a report, satisfactory to the Funding Agents in their sole discretion, from an independent review company selected by the Funding Agents, confirming the accuracy of the information in the Transaction Documents with respect to the Timeshare Loans and the ability of the Servicer to perform its obligations thereunder; and

the Issuer will not request any Borrowing, and shall not use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.

SECTION VI. INCREASED COSTS, INCREASED CAPITAL, TAXES, ETC.

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Increased Costs.  Subject to the provisions of Section 6.4 hereof, if, due to either (a) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Law or regulation or the imposition of any guideline of any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, including, without limitation, any Change in Law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), after the Closing Date, there shall be an increase in the cost to the Funding Agent or any Purchaser (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any investment in the Notes or any interest therein or of agreeing to purchase or invest in the Notes or any interest therein, or to provide liquidity or credit support to a Conduit Purchaser, as the case may be (other than by reason of any interpretation of or change in laws or regulations relating to Taxes (as defined in Section 6.3 below) or Excluded Taxes (as defined in Section 6.3 below)), the Issuer shall, upon written demand by such Affected Party (with a copy to the Funding Agents), direct the Indenture Trustee in writing to pay to such Affected Party that portion of such increased costs incurred which such Affected Party reasonably determines is attributable to making, funding or maintaining any investment in the Notes or any interest therein or agreeing to purchase or invest in the Notes or any interest therein or to provide liquidity or credit support to a Conduit Purchaser, as the case may be.  In determining such amount, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Party in determining amounts of this type.  A certificate as to such increased costs incurred submitted to the Issuer and the Funding Agents, setting forth the calculation thereof in reasonable detail, shall be prima facie evidence as to the amount of such increased costs.  Any Affected Party that incurs such increased costs as described in this Section 6.1 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such increased costs; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be disadvantageous to such Affected Party.  Each Funding Agent agrees to use reasonable efforts to give notice to the Issuer and Bluegreen of any Change in Law or the imposition of any guideline or request from any central bank or other Governmental Authority after the Closing Date, that would increase the costs to a Purchaser for which the Funding Agent has actual knowledge.

Increased Capital.  Subject to the provisions of Section 6.4 hereof, if either (a) the introduction of or any change in or in the interpretation of any law or regulation, directive or request, including, without limitation, any Change in Law or (b) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law) or any guideline of any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding, in all cases, any interpretation, application or change in law relating to Taxes (as defined in Section 6.3 below) or Excluded Taxes (as defined in Section 6.3 below), has or would have the effect of reducing the rate of return on the capital of any Affected Party after the Closing Date, as a consequence of (i) the existence of such Affected Party’s agreement to make or maintain an

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investment in the Notes or any interest therein or to provide liquidity or credit support to a Conduit Purchaser or (ii) the existence of any agreement by such Affected Party to make or maintain an investment in the Notes or any interest therein or to fund any such investment or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, upon written demand by such Affected Party (with a copy to the Funding Agents), the Issuer shall direct the Indenture Trustee in writing to pay to the Affected Party, such additional amounts as specified by such Affected Party, sufficient to compensate such Affected Party in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocated to the existence of such Affected Party’s agreements described in clause (i) or (ii) above.  In determining such amounts, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and distribution methods generally used by such Affected Party in determining amounts of this type.  A certificate as to such amounts submitted to the Issuer by such Affected Party setting forth the calculation thereof in reasonable detail, shall be prima facie evidence of the amounts so owed.  Any Affected Party that is entitled to compensation for increases in capital as described in this Section 6.2 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be  disadvantageous to such Affected Party.  Each Funding Agent agrees to use reasonable efforts to give notice to the Issuer and Bluegreen of any Change in Law or the imposition of any guidance or request from any central bank or other Governmental Authority after the Closing Date, that would affect the amount of capital required or expected to be maintained by a Purchaser for which the Funding Agent has actual knowledge.

Taxes.   Any and all payments and deposits required to be made hereunder or under the Indenture to or for the benefit of a Purchaser shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income or gross receipts of such Purchaser and franchise taxes imposed on such Purchaser, in each case by the jurisdiction under the laws of which such Purchaser is organized, with which it has a present or former connection, or in which it is otherwise doing business (other than solely by reason of this Agreement) (all such excluded items being referred to as “Excluded Taxes” and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being referred to as “Taxes”).  If the Indenture Trustee, as directed by  a Funding Agent, shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of a Purchaser (A) subject to the limitations set forth in this Section 6.3 and Section 6.4 hereof, such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 6.3) the amount received by such Purchaser, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Indenture Trustee, as directed by a Funding Agent, shall make such deductions and (C) the Indenture Trustee, as directed by a

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Funding Agent, shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable laws.

Subject to the limitations set forth in this Section 6.3 and Section 6.4 hereof, the Issuer shall direct the Indenture Trustee to indemnify each Purchaser for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6.3) paid by such Purchaser due to the modification of or any change in or in the interpretation or administration by any governmental or regulatory agency or body charged with the interpretation or administration of any law or regulation relating to Taxes after the Closing Date (including penalties, interest and expenses) and arising therefrom or required to be paid with respect thereto.  Each Purchaser agrees to promptly notify its Funding Agent and the Issuer of any payment of such Taxes made by it for which it is entitled to indemnification hereunder and, if practicable, any request, demand or notice received in respect thereof prior to such payment.  Each Purchaser shall be entitled to payment of this indemnification within 30 days from the date such Purchaser makes written demand therefor to its Funding Agent and the Issuer.  A certificate as to the amount of such indemnification submitted to its Funding Agent and the Issuer by such Purchaser setting forth in reasonable detail the basis for and the calculation thereof, shall be prima facie evidence of the amounts so owed.

Within 30 days after the date of any payment of Taxes, the Indenture Trustee will furnish to the Funding Agents the original or a certified copy of a receipt evidencing payment thereof.

Each Purchaser and each Funding Agent that is a United States person as defined in Section 7701(a)(30) of the Code shall, on or prior to the Closing Date, or, in the case of an Assignee, the effective date of the applicable Assignment, deliver to the Issuer, each Funding Agent and the Indenture Trustee (in the case of a Purchaser) and to the Issuer and the Indenture Trustee (in the case each Funding Agent) executed originals of IRS Form W-9 (or any successor form thereto).

Each Purchaser (including, for the avoidance of doubt, each Assignee thereof) and each Funding Agent, in each case, that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Issuer, each Funding Agent and the Indenture Trustee (in the case of a Purchaser or Assignee) and to the Issuer and the Indenture Trustee (in the case of each Funding Agent) from time to time prior to the date on which such Purchaser or Funding Agent will be entitled to receive distributions pursuant to the Indenture or this Agreement, executed Internal Revenue Service W-8ECI, W-8BEN or W-8IMY (with all required associated documentation) (or any successor forms), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Indenture Trustee to make payments to, and deposit funds to or for the account of, such Purchaser or Funding Agent hereunder and under the Indenture and this Agreement without any deduction or withholding for or on account of any tax or to otherwise establish the applicable rate of deduction or withholding.

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Each Purchaser and Funding Agent agrees to provide, to the extent permitted by law, like additional subsequent duly executed forms on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, as may be reasonably requested by the Issuer.  Each Purchaser and Funding Agent further agrees that compliance with this subsection 6.3(d) (including by reason of Section 8.1 hereof in the case of any assignment, sale or other transfer of any interest in the Notes) is a condition to the payment of any amount otherwise due pursuant to subsections 6.3(a) and (b) hereof.

Each Purchaser, as of the Closing Date, and each other Purchaser, as of the date such Person becomes a Purchaser entitled to receive distributions pursuant to this Agreement, the Purchase Agreement or the Indenture (such date, its “Assignment Date”), hereby represents and warrants to the Issuer that it is not subject to Taxes in respect of any sum required to be paid or deposited under this Agreement, the Indenture or under any instrument delivered pursuant to any of them to or for the benefit of such Purchaser, and notwithstanding anything to the contrary herein or in any Transaction Document, no Purchaser shall be entitled to any gross up or indemnity under this Section 6.3 or under any other Transaction Document in respect of Taxes imposed on amounts payable to or for the account of such Purchaser which are imposed pursuant to a law in effect on the Closing Date or its Assignment Date, as the case may be, or if any Purchaser changes its Investing Office, on the date of such change in its Investing Office, except to the extent (i) the assignor was entitled to a gross-up or indemnity prior to the Assignment Date or (ii) the Purchaser was entitled to a gross-up or indemnity prior to the date such Purchaser changed its Investing Office, as applicable.  Further, no Purchaser shall be entitled to any gross up or indemnity under this Section 6.3 or under any other Transaction Document in respect of any U.S. federal withholding Taxes imposed under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Any Purchaser entitled to the payment of any additional amount pursuant to this Section 6.3 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such payment; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Purchaser, such steps would be materially disadvantageous to such Purchaser.

Nonrecourse Obligations; Limited Recourse.  Notwithstanding any provision in any other Section of this Agreement or the Transaction Documents to the contrary, the obligation of the Issuer to pay any amounts payable to the Purchasers or the Funding Agents pursuant to this Agreement shall be without recourse to Bluegreen, the Indenture Trustee or any Affiliate, officer or director of any of them and the obligation to pay any amounts hereunder shall be limited solely to the application of the Trust Estate, to the extent that such amounts are available for distribution.

Breakage.  Subject to Section 6.4 hereof, if for any reason (other than a default by a Conduit Purchaser in failing to advance proceeds of commercial paper actually raised for such Borrowing) a Borrowing does not take place on the Funding Date specified in a

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Borrowing Notice (a “Defaulted Borrowing Date”), the Issuer shall direct the Indenture Trustee in writing to pay such Conduit Purchaser’s Funding Agent for the benefit of such Conduit Purchaser, an amount equal to all interest (at the applicable CP Rate) that would have accrued had the Borrowing occurred hereunder on, through and including the day on which the aggregate principal component of Allocated Commercial Paper for such Conduit Purchaser will mature on or after the Defaulted Borrowing Date (such date, the “Funding Maturity Date”); provided, that, if the Issuer is in compliance with the foregoing requirements, such Conduit Purchaser shall, on the applicable Funding Maturity Date, make a payment to the Issuer in an amount equal to the income (less the reasonable costs and expenses of obtaining such income), if any, actually received by such Conduit Purchaser from investing the aggregate component of Allocated Commercial Paper for the period from the Defaulted Borrowing Date until such Funding Maturity Date.

SECTION VII. THE FUNDING AGENTS

Appointment.  Each Purchaser hereby designates and appoints the Funding Agent indicated as such in its Joinder Supplement as the agent of such Purchaser under this Agreement, and each such Purchaser authorizes such Funding Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Funding Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Funding Agent.  A Purchaser may replace its Funding Agent with the prior written consent of all other Funding Agents hereunder and ten Business Days’ notice to the parties hereto; provided, that a replacement Funding Agent is named prior to dismissal of the Funding Agent.

Delegation of Duties.  The Funding Agents may execute any of their duties under any of the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Funding Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care.

Exculpatory Provisions.  Neither the Funding Agents nor their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Transaction Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee or any officer thereof contained in any of the other Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, any of the other Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Transaction Documents or for any failure of the

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Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee to perform its obligations thereunder.  No Funding Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Transaction Documents, or to inspect the properties, books or records of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee.

Reliance by Funding Agents.  The Funding Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Funding Agents), independent accountants and other experts selected by the Funding Agents.  Each Funding Agent shall be fully justified in failing or refusing to take any action under any of the Transaction Documents unless it shall first receive such advice or concurrence of the Purchasers in its Purchaser Group as it deems appropriate or it shall first be indemnified to its satisfaction by such Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of the Purchasers in such Purchaser Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Purchasers in such Purchaser Group.

Notices.  Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, a Funding Termination Event unless such Funding Agent has received written notice from the Issuer, the Depositor, the Seller, the Servicer, the Indenture Trustee or any Purchaser referring to this Agreement, describing such event.  In the event that a Funding Agent receives such a notice, such Funding Agent promptly shall give notice thereof to the Purchasers in its Purchaser Group.  Each Funding Agent shall take such action with respect to such event as shall be reasonably directed by the Purchasers in its Purchaser Group; provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers in its Purchaser Group.

Non-Reliance on Funding Agent and Other Purchasers.  Each Purchaser expressly acknowledges that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee shall be deemed to constitute any representation or warranty by such Funding Agent to such Purchaser.  Each Purchaser represents to its Funding Agent that it has, independently and without reliance upon such Funding Agent or any other Purchaser or any other Funding Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer and made its own decision to purchase its interest in the Notes hereunder and enter into this

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Agreement.  Each Purchaser also represents that it will, independently and without reliance upon its Funding Agent or any other Purchaser or other Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer.  Except, in the case of each Funding Agent, for notices, reports and other documents received by such Funding Agent under Section 5 hereof, such Funding Agent shall not have any duty or responsibility to provide the Purchasers in its Purchaser Group with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer or the Servicer which may come into the possession of such Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Indemnification.  The Purchasers in each Purchaser Group agree to indemnify their Funding Agent in its capacity as such (without limiting the obligation (if any) of the Seller, the Depositor, the Issuer or the Servicer to reimburse such Funding Agent for any such amounts), ratably according to their respective percentage interests in the Notes from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Outstanding Note Balance of the Notes) be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Funding Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of such Funding Agent resulting from such Funding Agent’s own gross negligence or willful misconduct.  The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the principal of the Notes.

Funding Agents in Their Individual Capacities.  The Funding Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Indenture Trustee, the Seller, the Servicer, the Owner Trustee, the Depositor and the Issuer as though a Funding Agent was not a funding agent hereunder.  Each Purchaser acknowledges that KeyBank National Association is a Purchaser hereunder.  KeyBank National Association, in its capacity as a Funding Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Funding Agent other than as expressly provided in this Agreement.  KeyBank National Association may act as a Funding Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.  Each Purchaser acknowledges that DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main is a Purchaser hereunder.  DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, in its capacity as a Funding Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection

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with the performance of its duties as a Funding Agent other than as expressly provided in this Agreement.  DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main may act as a Funding Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Successor Funding Agents.  A Funding Agent may not resign as a Funding Agent unless it has received the prior written consent of the other Funding Agents hereunder and only then, upon 30 days’ notice to the Purchasers in its Purchaser Group, the Indenture Trustee, the Issuer, the Depositor, the Seller and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of such Funding Agent pursuant to this Section 7.9.  If a Funding Agent shall resign as Funding Agent under this Agreement, a successor agent for the Purchasers in its Purchaser Group shall be appointed by at least 66-2/3% of the Purchasers in its Purchaser Group.  The successor Funding Agent shall succeed to the rights, powers and duties of such Funding Agent, and the term “Funding Agent” shall mean such successor agent effective upon its appointment, and the former Funding Agent’s rights, powers and duties as a Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement.  After the retiring Funding Agent’s resignation as a Funding Agent, the provisions of this Section VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Funding Agent under this Agreement.  Unless waived by the Required Purchasers, a Funding Agent shall be required to have a combined capital and surplus of at least $100,000,000.

Communications.  Each Funding Agent shall promptly forward to the Purchasers in its Purchaser Group, copies of all communications received by it under Sections 5.1(c), (d), (h) and (m) hereof and Section 5.5 of the Indenture.  Upon reasonable notice, each Funding Agent shall also make available or provide copies to the Purchasers in its Purchaser Group of all other relevant communications, documents or information obtained or prepared by such Funding Agent in connection with the Transaction Documents.

Control by Purchasers.  The Purchasers of each Purchaser Group shall have the right to direct the time, method and place of conducting any action, non-action, the granting or withholding of consent, proceeding for any remedy available to the related Funding Agent or the related Noteholder under any of the Transaction Documents.   Notwithstanding the foregoing, (i) no such direction shall be in conflict with any rule of law or with this Agreement; (ii) a Funding Agent shall not be required to follow any such direction which such Funding Agent reasonably believes might result in any personal liability on the part of such Funding Agent for which such Funding Agent is not adequately indemnified; and (iii) each Funding Agent may take any other action deemed proper by such Funding Agent which is not inconsistent with any such direction; provided that such Funding Agent shall give notice of any such action to the Purchasers in its Purchaser Group.  Each Funding Agent, as a Noteholder, shall cast any vote or give any direction under the Indenture on behalf of the Purchasers in its Purchaser Group if it has been directed to do so by all of the Purchasers therein.

SECTION VIII. SECURITIES LAWS; TRANSFERS

Transfers of Notes.   Each of Funding Agents and the Purchasers agrees that any interest in the Notes purchased or otherwise acquired by it will be

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acquired for investment only and not with a view to any distribution thereof, and that it will not offer to sell or otherwise dispose of any Note acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or the registration or qualification requirements of any applicable state or other securities laws.  Each of the Funding Agents and the Purchasers acknowledges that it has no right to require the Issuer to register, under the Securities Act or any other securities law, the Notes (or any interest therein) acquired by it pursuant to this Agreement, any Joinder Supplement or any Transfer Supplement.  Each of the Funding Agents and the Purchasers hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Notes, it has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Each Purchaser which executes a Joinder Supplement agrees that it will comply with all transfer restrictions specified in the Indenture and will execute and deliver to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Funding Agents on or before the effective date of its Joinder Supplement a letter in the form attached hereto as Exhibit A (an “Investment Letter”) with respect to the purchase by such Purchaser of an interest in the Notes.  Each initial purchaser of a Note or any interest therein and any Assignee thereof or Participant therein shall certify to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Funding Agents that it is either (A)(i) a citizen or resident of the United States, (ii) a corporation or partnership (or any other entity treated as a corporation or a partnership for federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Notes may constitute unrelated business taxable income or (iii) a person not described in (i) or (ii) whose income from the Notes is and will be effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Note will not result in any withholding obligation with respect to any payments with respect to the Notes by any Person and who will, prior to the applicable Transfer of a Note, furnish to the Issuer, the Funding Agents, the Seller, the Servicer and the Indenture Trustee, and to the Person making the Transfer a properly executed U.S. Internal Revenue Service Form W-8ECI (or any successor forms) (and agrees (to the extent legally able) to provide a new Form W-8ECI (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws), (B) an estate the income of which is includible in gross income for United States federal income tax purposes or (C) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a “Transfer”) of a Note or any interest therein may be made only in accordance with this Section 8.1.  Any Transfer of a Note or an interest in a Note shall be in respect of at least $1,000,000 of the outstanding principal under the Notes.  Any Transfer of an interest in a Note otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Purchaser’s beneficial interest in such Note.  No Note or any interest therein may be Transferred by Assignment or

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Participation (each as defined below) to any Person (each, a “Transferee”) unless such transfer complies with the transfer restrictions specified in the Indenture, prior to the transfer the Transferee shall have executed and delivered to the Issuer an Investment Letter and the Funding Agents have provided their prior written consent to such Transfer.  Notwithstanding the foregoing, the Conduit Purchaser (if the Conduit Purchaser is Autobahn Funding Company LLC) may, in its sole discretion at any time, assign its rights, obligations (if any) and interests under this Agreement to the Cost of Funds Bank Purchaser in its Purchaser Group so long as such Cost of Funds Bank Purchaser then assumes all obligations (if any) of such Conduit Purchaser under this Agreement and, at or after such time, the Conduit Purchaser may, in its sole discretion, cease to be a Conduit Purchaser and a Purchaser under this Agreement upon providing notice of such cessation to the Issuer and the Servicer.

Each of the Issuer, the Depositor, the Seller and the Servicer authorizes each Purchaser to disclose to any Transferee and any prospective Transferee any and all financial information in the Purchaser’s possession concerning the Seller, the Servicer, the Depositor and the Issuer which has been delivered to the related Funding Agent or such Purchaser pursuant to the Transaction Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Purchaser by or on behalf of the Seller, the Issuer, the Depositor or the Servicer in connection with such Purchaser’s credit evaluation of the Seller, the Issuer, the Depositor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes, provided that each such Transferee, prospective Transferee agrees in writing to maintain the confidentiality of such information pursuant to the following paragraph.

Each Funding Agent and each Purchaser, severally and with respect to itself only, covenants and agrees that any information obtained by such Funding Agent or such Purchaser pursuant to, or otherwise in connection with, this Agreement or the other Transaction Documents shall be held in confidence (it being understood that documents provided to a Funding Agent hereunder may in all cases be distributed by such Funding Agent to the Purchasers in its Purchaser Group) except that such Funding Agent or such Purchaser may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Funding Agent or such Purchaser, (iii) to the extent such information was available to such Funding Agent or such Purchaser on a nonconfidential basis prior to its disclosure to such Funding Agent or such Purchaser in connection with this transaction, (iv) with the consent of the Servicer, (v) to the extent permitted by the preceding paragraph, or (vi) to the extent such Funding Agent or such Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) such Funding Agent or such Purchaser, as the case may be, will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Issuer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.

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Each Purchaser may, in accordance with applicable law (which includes applicable securities laws), at any time grant participations in all or part of its Commitment or its interest in the Notes, including the payments due to it under this Agreement and the Indenture (each, a “Participation”), to any Person (each, a “Participant”); provided,  however, that no Participation shall be granted to any Person unless and until the Funding Agents shall have consented thereto (which consent shall be in each Funding Agent’s sole discretion) and the conditions to Transfer specified in this Agreement, including in subsections 8.1(b) and (c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all principal payments made with respect to such Purchaser’s beneficial interest (if any) in the Notes and a specified interest rate on the principal balance of such Participation.  In connection with any such Participation, the related Funding Agent shall maintain a register of each Participant and the amount of each Participation.  Each Purchaser hereby acknowledges and agrees that (i) any such Participation will not alter or affect such Purchaser’s direct obligations hereunder, and (ii) none of the Indenture Trustee, the Issuer, the Depositor, the Seller nor the Servicer shall have any obligation to have any communication or relationship with any Participant.  No Participant shall be entitled to transfer all or any portion of its Participation, without the prior written consent of the Funding Agents.  Each Participant shall be entitled to receive indemnification pursuant to Section 2.4 hereof (but shall not be entitled to indemnification under any other Section of this Agreement) as if such Participant were a Purchaser and such Section applied to its Participation.  Each Purchaser shall give the Funding Agents notice of the consummation of any sale by it of a Participation, and the related Funding Agent (upon receipt of notice from the related Purchaser) shall promptly notify the Issuer, the Servicer and the Indenture Trustee.  Unless separately agreed to between the related Purchaser and the Participant in the related participation agreement, no Participant shall have the right to approve any amendment or waiver of the terms of this Agreement except with respect to those matters set forth in clauses (i) and (ii) of the proviso to Section 9.1 hereof.

Each Purchaser may, with the consent of the Funding Agents (in their sole discretion) and the Servicer (which shall not unreasonably be withheld) and in accordance with applicable law (which includes applicable securities laws), sell or assign (each, an “Assignment”), to any Person (each, an “Assignee”) all or any part of its Commitment or its interest in the Notes and its rights and obligations under this Agreement and the Indenture pursuant to an agreement substantially in the form attached hereto as Exhibit C hereto (a “Transfer Supplement”), executed by such Assignee and the Purchaser and delivered to the Funding Agents and the Servicer for their acceptance and consent; provided,  however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsections 8.1(b) and (c) hereof, shall have been satisfied; provided,  further,  however, that neither the consent of the Servicer nor the Funding Agents shall be required in the case of an assignment by any existing Purchaser to another existing Purchaser in its Purchaser Group; and provided,  further,  however, that neither the consent of the Servicer nor the Funding Agents shall be required in the case of an assignment by any existing Purchaser to another existing Purchaser, or in the case of any assignment to any Affiliates of a Funding Agent.  From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Purchaser hereunder as set forth therein and (y) the transferor Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment, if any, and other obligations under this Agreement; provided,  however,

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that after giving effect to each such Assignment, the obligations released by any such Purchaser shall have been assumed by an Assignee or Assignees.  Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Funding Percentages arising from the Assignment.  Upon its receipt and acceptance of a duly executed Transfer Supplement, the related Funding Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Servicer and the Indenture Trustee.

Upon instruction to register a transfer of a Purchaser’s beneficial interest in the Notes (or portion thereof) and surrender for registration of transfer such Purchaser’s Note(s) (if applicable) and delivery to the Issuer and the Indenture Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the related Funding Agent and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Purchaser in amounts reflecting such Transfer as provided in the Indenture.  Such Transfers of Notes (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under Section 6.3 of the Indenture.  Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

Each Purchaser may pledge its interest in the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

Any Purchaser shall have the option to change its Investing Office.

Each Affected Party shall be entitled to receive indemnification pursuant to Section 2.4 hereof as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes.

Register of Purchasers and Participants.  Each Funding Agent shall maintain a register (each a “Purchaser/Participant Register”) for the registration, transfer and exchange of interests in its Notes and the granting of Participations of interests in its Notes.  The names and addresses of all Purchasers and Participants and the names and addresses of the transferees of any interests in Notes shall be registered in the Purchaser/Participant Registers.

SECTION IX. MISCELLANEOUS

Amendments and Waivers.  This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1.  With the written consent of the Required Purchasers, the Funding Agents, the Seller, the Servicer, the Depositor and the Issuer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of

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this Agreement; provided,  however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Purchaser hereunder or under the Indenture, in each case without the consent of the Purchasers affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of the Required Purchasers, in each case without the written consent of all Purchasers, or (iii) amend, modify or waive any provision of Section VII hereof without the written consent of the Funding Agents.  Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notices.   All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or facsimile notice, when received, addressed as follows or, with respect to a Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

The Issuer:	BXG TIMESHARE TRUST I c/o Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, DE 19890-0001

Attention: Corporate Trust Administration/ BXG TIMESHARE TRUST I Fax: (302) 651‑8882

Bluegreen:	BLUEGREEN CORPORATION 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: Anthony M. Puleo Fax: (561) 912-8123

The Depositor:	BLUEGREEN TIMESHARE FINANCE CORPORATION I 4950 Communication Avenue, Suite 900 Boca Raton, Florida 33431 Attention: Allan J. Herz Fax: (561) 443-8743

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The Indenture Trustee:	U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107-2292 Phone: (651) 466-5359 Email: timothy.matyi@usbank.com Attention: Global Structured Finance – BXG Timeshare Trust I

The Funding Agents:	KeyBank National Association 1000 South McCaslin Boulevard Superior, Colorado 80027 Attention: Richard Andersen Fax : (216) 370-6396

and

KeyBanc Capital Markets Inc.

1301 Avenue of the Americas

New York, New York 10019

Attention: Paul B. Richardson

E-mail: paul.richardson@key.com

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

609 Fifth Avenue

New York, New York 10017

Attention: Jayan Krishnan

E-mail: jayan.krishnan@dzbank.de

Fax: (212) 745-1651

Unless otherwise directed by the respective Funding Agents, all payments to KeyBank shall be made by federal wire (ABA #021300077), to account number 329953020917, bank name: KeyBank, account name: BXG Timeshare Trust and all payments to DZ BANK shall be made by federal wire ABA #021 000 018, to account number 8900 433 876, bank name: Bank of New York, account name: DZ BANK, reference #AUTBXGNY.  To the extent necessary, any communications regarding any wires to KeyBank should be directed to Richard Andersen of KeyBank National Association; Fax: (216) 370-6396 and Phone: (720) 304-1247  and to DZ BANK should be directed to Cedric Probst of DZ BANK; Fax: (212)745-1651 and Phone: (212) 745-1557.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Funding Agents or any Purchaser, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other

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right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Depositor, the Issuer, the Funding Agents, the Purchasers, any Assignee, any Participant, any Indemnitee and their respective successors and assigns, except that the Seller, the Servicer, the Depositor and the Issuer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Indenture, without the prior written consent of the Required Purchasers, the Purchasers, the Funding Agents, Assignees and Participants may not assign or transfer any of their respective rights or obligations except as provided herein.

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Integration.  This Agreement and the Fee Letter represent the agreement of the Funding Agents, the Seller, the Depositor, the Issuer, the Servicer and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Purchasers or the Funding Agents relative to subject matter hereof not expressly set forth or referred to herein or therein.

Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Termination.  This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on the Notes and all other amounts payable to the Purchasers or the Funding Agents hereunder and the termination of all Commitments; provided,  however, that the provisions of Sections 2.3, 2.4, 6.1, 6.2, 7.7, 9.10, 9.11, 9.13 and 9.14 hereof shall survive termination of this Agreement, the transfer by a Purchaser of any Note or any interest therein and any amounts payable to the Funding Agents, Purchasers or any Affected Party thereunder shall remain payable thereto.

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Limited Recourse; No Proceedings.  The obligations of the Issuer and the Depositor under this Agreement are solely the obligations of the Issuer and the Depositor, as applicable.  No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer and the Depositor, or any officer of any of them in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Issuer and the Depositor.  With respect to obligations of the Issuer, neither any Funding Agent nor any Purchaser shall look to any property or assets of the Issuer, other than to the Trust Estate.  Each Purchaser and each Funding Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Issuer pursuant to this Agreement, prior to the commencement of a bankruptcy or insolvency proceeding by or against the Issuer, it shall not constitute a claim against the Issuer.  Each of the Issuer, the Depositor, the Seller, the Servicer, each Funding Agent and each Purchaser agrees that it shall not institute or join against the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Indenture.  Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer and the Seller with respect to any amounts owing by the Servicer or the Seller, respectively, hereunder or the right of any Funding Agent or any Purchaser to enforce such liability against the Servicer or the Seller, respectively, or any of its respective assets.  For clarity, it is understood that the Timeshare Loans, related Timeshare Loan Documents and other assets will be conveyed by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the terms of the Purchase Agreement and Sale Agreement, respectively, without recourse, representation on warranty except as expressly provided therein.  Without limiting the foregoing, none of the Seller, the Depositor or any of their respective subsidiaries shall be responsible for payments on the Timeshare Loans, and any other credit risks associated therewith shall be borne by the Issuer and the holders of any obligations of the Issuer.

Each of the Issuer, the Depositor, the Seller, the Servicer, each Funding Agent and each Bank Purchaser agrees that it shall not institute or join against a Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Indenture.

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

Submission to Jurisdiction; Waivers.  EACH OF THE SELLER, THE ISSUER, THE DEPOSITOR, THE SERVICER, EACH FUNDING AGENT AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS

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OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTIES SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

WAIVERS OF JURY TRIAL.  EACH OF THE SELLER, THE SERVICER, THE ISSUER, THE DEPOSITOR, THE FUNDING AGENTS AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

Limitation of Liability of Owner Trustee.  Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other Transaction Documents.

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Hedging Requirements.  Upon the earlier of (a) the date on which the Excess Spread is less than or equal to 8.0% and the Aggregate Outstanding Note Balance is greater than zero and (b) prior written notice from the Funding Agents to the Issuer and the Servicer, the Issuer shall enter into a Hedge Agreement with a Qualified Hedge Counterparty and upon execution thereof shall pledge all of the Issuer’s right, title and interest under such Hedge Agreement to the Indenture Trustee for the benefit of the Funding Agents on behalf of the Purchaser Groups pursuant to the Indenture; provided, that if the Issuer is required to enter into a Hedge Agreement as a result of clause (b) above, then the Issuer shall have 15 calendar days from the date of such written notice is received to enter into a Hedge Agreement.  Each Hedge Agreement shall be in form and substance satisfactory to the Funding Agents, including, without limitation, having a notional amount based on the Required Hedge Amount.

Recourse Against Conduit Purchaser.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, any obligation or agreement to pay fees or any other amount) of a Conduit Purchaser contained in this Agreement or any other agreement, instrument or document entered into by such Conduit Purchaser pursuant hereto or in connection herewith shall be had against its administrator or against any incorporator, affiliate, stockholder, authorized person, officer, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Conduit Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by such Conduit Purchaser pursuant thereto or in connection herewith are, in each case, solely the limited liability company obligations of such Conduit Purchaser, and that no personal liability whatsoever shall attach to or be incurred by its administrator or any incorporator, stockholder, affiliate, officer, authorized person, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement or in any other  such instruments, documents, or agreements, or which are implied therefrom, and that any and all personal liability of its administrator and every such incorporator, stockholder, affiliate, authorized person, officer, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator for breaches by such Conduit Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.  The provisions of this Section 9.16 shall survive the termination of this Agreement.

[Signature Page to Sixth Amended and Restated Note Funding Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Note Funding Agreement to be duly executed by their respective officers as of the day and year first above written.

BXG TIMESHARE TRUST I, as Issuer

By:Wilmington Trust Company, not in its
individual capacity, but solely as Owner Trustee

By:__________________________________
Name:
Title:

BLUEGREEN CORPORATION,
as Seller and Servicer

By:_______________________________________
Name: Anthony M. Puleo
Title: Senior Vice President, CFO & Treasurer

BLUEGREEN TIMESHARE FINANCE
CORPORATION I, as Depositor

By:_______________________________________
Name: Allan J. Herz
Title: President and Assistant Treasurer

[Signature Page to Sixth Amended and Restated Note Funding Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Funding Agent

By:_______________________________________
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as a Funding Agent

By:_______________________________________
Name:  Jayan Krishnan
Title:  Senior Vice President

By:_______________________________________
Name:  Cedric Probst
Title:  Senior Vice President

EXHIBIT A

FORM OF INVESTMENT LETTER
[Date]

BXG TIMESHARE TRUST I

c/o___________, as Owner Trustee

Attention:

Bluegreen Corporation

Bluegreen Timeshare Finance Corporation I

ReBXG TIMESHARE TRUST I
Timeshare Loan-Backed VFN Notes, Series I

Ladies and Gentlemen:

This letter (the “Investment Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to subsection 8.1(b) of the Sixth Amended and Restated Note Funding Agreement dated as of May 1, 2017 (as in effect, the “Note Funding Agreement”), among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto, KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent.  Capitalized terms used herein without definition shall have the meanings set forth in the Note Funding Agreement.  The Purchaser represents to and agrees with the Issuer as follows:

(a) The Purchaser is authorized [to enter into the Note Funding Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby] [to purchase a participation or other interest in obligations under the Note Funding Agreement].

(b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment.  The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision.  The Purchaser has, independently and without reliance upon any Funding Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of  the Issuer, the Depositor, the Seller and the Servicer and made its own decision to purchase its interest in the Notes, and will, independently and without reliance upon any Funding Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Funding Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Seller, the Depositor and the Servicer.

(c) The Purchaser is an “accredited investor,” as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and is a “qualified institutional buyer” (within the meaning of Rule 144A thereunder) and is acquiring the Notes (or an interest in the Notes) for its own account for investment purposes.  The Purchaser understands that the offering and sale of the Notes (or any interest in therein) has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “Blue Sky” law, and that the offering and sale of the Note (or any interest in therein) has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(d) The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, an “Employee Plan”), an entity whose underlying assets include the assets of any Employee Plan, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or the Purchaser’s purchase, holding and disposition of the Notes does not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available.

(e) The Purchaser is acquiring an interest in Notes without a view to any distribution, resale or other transfer thereof except, with respect to any interest or participation therein, as contemplated in the following sentence.  The Purchaser will not resell or otherwise transfer any interest or participation in the Notes, except in accordance with Section 8.1 of the Note Funding Agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or “blue sky” laws.  In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

(f) This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

(g) The Purchaser expressly agrees to be bound by the terms of the Note Funding Agreement, including but not limited to the confidentiality provision and the restrictions on transfer set forth in Section VIII thereof.

Very truly yours,
[NAME OF PURCHASER]
By

Name:
Title:

EXHIBIT B

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Supplement”), among BXG TIMESHARE TRUST I (the “Issuer”), BLUEGREEN CORPORATION, as Seller and Servicer (the “Servicer”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchaser set forth in Item 2 of Schedule I hereto (the “Additional Purchaser”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (in such capacity, each a  “Funding Agent”, together the “Funding Agents”).

W I T N E S S E T H

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 2.2(c) of the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto, and the Funding Agents (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Funding Agreement”; unless otherwise defined herein, terms defined in the Note Funding Agreement are used herein as therein defined); and

WHEREAS, the Additional Purchaser (if it is not already a Purchaser party to the Note Funding Agreement) wishes to become a Purchaser party to the Note Funding Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon receipt by the Funding Agents of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Additional Purchaser, the Issuer and the Funding Agents, the Funding Agents will transmit to the Servicer, the Issuer, the Indenture Trustee, the other Funding Agent(s) and the Additional Purchaser a Joinder Effective Notice, substantially in the form of Schedule III to this Supplement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the related Funding Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Joinder Effective Date”).   From and after the Joinder Effective Date, the Additional Purchaser shall be a [Bank][Conduit] Purchaser party to the Note Funding Agreement for all purposes thereof having an initial Funding Percentage and a Commitment, if applicable, as set forth in such Schedule II.

Concurrently with the execution and delivery hereof, the Additional Purchaser will deliver to the Funding Agents, the Issuer and the Indenture Trustee an executed Investment Letter in the form of Exhibit A to the Note Funding Agreement, the tax documentation required under Section 6.3(d) of the Note Funding Agreement, and the certification required by Section 8.1(b) of the Note Funding Agreement.

Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

By executing and delivering this Supplement, the Additional Purchaser confirms to and agrees with the Funding Agents and the Purchasers as follows:  (i) neither any Funding Agent nor any other Purchaser makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Note Funding Agreement (other then representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Funding Agreement or any other instrument or document furnished pursuant thereto, or with respect to the financial condition of the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee, or the performance or observance by the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee of any of their respective obligations under the Note Funding Agreement or the Indenture or any other instrument or document furnished pursuant hereto; (ii) the Additional Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iii) the Additional Purchaser will, independently and without reliance upon any Funding Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Funding Agreement; (iv) the Additional Purchaser appoints and authorizes the Funding Agent indicated on Schedule II to take such action as agent on its behalf and to exercise such powers under the Note Funding Agreement and the Indenture as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Note Funding Agreement; and (vi) the Additional Purchaser agrees (for the benefit of the Funding Agents, the other Purchasers, the Indenture Trustee, the Seller, the Servicer, the Depositor and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Funding Agreement are required to be performed by it as a Purchaser.

Schedule II hereto sets forth the Commitment and the Commitment Expiration Date, if applicable, the Funding Agent, the other Purchasers in its Purchaser Group and the initial Investing Office of the Additional Purchaser, as well as administrative information with respect to the Additional Purchaser.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers party thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agents.

Item 1:Date of Joinder Supplement:

Item 2:Additional Purchaser:

Item 3:Signatures of Parties to Agreement:

as Additional Purchaser

By:
Name:
Title:

[By:
Name:
Title:]

BXG TIMESHARE TRUST I
as Issuer

By _______________, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

BLUEGREEN CORPORATION,

as Seller and Servicer

By:
Name:
Title:

BLUEGREEN TIMESHARE FINANCECORPORATION I, as Depositor

By:
Name:
Title:

SCHEDULE II TO
JOINDER SUPPLEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT

[Additional Purchaser]

Initial Funding Percentage: (if applicable)	_______%

Commitment (if applicable):$_______________	from [__] to [__]
$ _______________	from [__] to [__]

Maximum Commitment (if applicable)

Type of Purchaser:

[Conduit Purchaser][Cost of Funds Bank Purchaser]

[LIBOR Bank Purchaser]

Funding Agent:

[_______________]

Other Purchasers in Purchaser Group:

[_______________]

Office and Address for Notices:

$ _______________
[_______________]

SCHEDULE III TO
JOINDER SUPPLEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:[Names and addresses of
Issuer, Seller, Servicer, Indenture Trustee, Depositor,
Funding Agents and Additional Purchaser]

The undersigned, as Funding Agents under the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agent for the related Purchaser Groups thereunder, acknowledges receipt of five executed counterparts of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Agreement.]  Terms defined in such Supplement are used herein as therein defined.

Pursuant to such Supplement, you are advised that the Joinder Effective Date will be _____________, .

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER SUPPLEMENT

TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Supplement”), among the transferor Purchaser set forth in Item 2 of Schedule I hereto (the “Transferor Purchaser”), the Purchasing Purchaser set forth in Item 3 of Schedule I hereto (the “Purchasing Purchaser”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (in such capacity, each a  “Funding Agent”, together the “Funding Agents”).

W I T N E S S E T H:

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(g) of the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and the Funding Agents (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Funding Agreement”; unless otherwise defined herein, terms defined in the Note Funding Agreement are used herein as therein defined);

WHEREAS, the Purchasing Purchaser (if it is not already a Purchaser party to the Note Funding Agreement) wishes to become a Purchaser party to the Note Funding Agreement and the Purchasing Purchaser wishes to acquire and assume from the Transferor Purchaser, certain of the rights, obligations and commitments under the Note Funding Agreement; and

WHEREAS, the Transferor Purchaser wishes to sell and assign to the Purchasing Purchaser, certain of its rights, obligations and commitments under the Note Funding Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)Upon receipt by the Funding Agents of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Transferor Purchaser, the Purchasing Purchaser [,the Issuer] and the Funding Agents, the Funding Agents will transmit to the Servicer, the Seller, the Issuer, the Depositor, the Indenture Trustee, the Transferor Purchaser and the Purchasing Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a “Transfer Effective Notice”).  Such Transfer Effective Notice shall be executed by the Funding Agents and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Transfer Effective Date”).  From and after the Transfer Effective Date the Purchasing Purchaser shall be a Purchaser party to the Note Funding Agreement for all purposes thereof.

(b)At or before 12:00 Noon, local time of the Transferor Purchaser, on the Transfer Effective Date, the Purchasing Purchaser shall pay to the Transferor Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Purchaser and such Purchasing Purchaser (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Purchaser of the outstanding advances under the Note owned by the Transferor Purchaser (such Purchasing Purchaser’s “Purchase Percentage”) and other amounts owing to the Transferor Purchaser under the Note Funding Agreement or otherwise in respect of the Notes.  Effective upon receipt by the Transferor Purchaser of the Purchase Price from the Purchasing Purchaser, the Transferor Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Purchaser, without recourse, representation or warranty, and the Purchasing Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Purchaser, the Purchasing Purchaser’s Purchase Percentage of [(i)] the presently Outstanding Note Balance under the Notes owned by the Transferor Purchaser and other amounts owing to the Transferor Purchaser in respect of the Notes, together with all instruments, documents and collateral security pertaining thereto, [and (ii) the Purchasing Purchaser’s Purchase Percentage of the Funding Percentage and the Commitment of the Transferor Purchaser and other rights, duties and obligations of the Transferor Purchaser under the Note Funding Agreement.]  This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Purchaser and sale by the Transferor Purchaser of interests in the Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Purchaser to the Transferor Purchaser.  The Transferor Purchaser hereby confirms that the Aggregate Outstanding Note Balance equals $                           and the Outstanding Note Balance of its Notes equals $                           as of             , 20__.  Upon and after the Transfer Effective Date (until further modified in accordance with the Note Funding Agreement), the Funding Percentage of the Transferor Purchaser and the Purchasing Purchaser and the Commitment of the Transferor Purchaser and the Purchasing Purchaser shall be as set forth in Schedule II to this Supplement.

(c)The Transferor Purchaser has made arrangements with the Purchasing Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Purchaser to the Purchasing Purchaser of any fees heretofore received by the Transferor Purchaser pursuant to the Note Funding Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Purchaser to the Transferor Purchaser of fees or interest received by the Purchasing Purchaser pursuant to the Note Funding Agreement or otherwise in respect of the Notes from and after the Transfer Effective Date.

(d)All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Purchaser in respect of the Notes shall, instead, be payable to or for the account of the Transferor Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.

(e)All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Purchaser from and after the Transfer Effective Date pursuant to the Note Funding Agreement or in respect of the Notes shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.  In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective

Date was included in the Purchase Price paid by the Purchasing Purchaser, the Transferor Purchaser and the Purchasing Purchaser will make appropriate arrangements for payment by the Transferor Purchaser to the Purchasing Purchaser of such amount upon receipt thereof from the Agent.

(f)Concurrently with the execution and delivery hereof, the Purchasing Purchaser will deliver to the Funding Agents, the Issuer and the Indenture Trustee an executed Investment Letter in the form of Exhibit A to the Note Funding Agreement, the tax documentation required by Section 6.3(d) of the Note Funding Agreement and the certification required by Section 8.1(b) of the Note Funding Agreement.

(g)Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the related Funding Agent shall apply each payment made to it under the Note Funding Agreement, whether in its individual capacity or as Funding Agent, in accordance with the provisions of the Note Funding Agreement, as appropriate.

(h)By executing and delivering this Supplement, the Transferor Purchaser and the Purchasing Purchaser confirm to and agree with each other and the Funding Agents and the other Purchasers as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim created by or through it, the Transferor Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Funding Agreement or the Indenture or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Funding Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee, or the performance or observance by the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee of any of their respective obligations under the Note Funding Agreement, the Indenture or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Purchaser will, independently and without reliance upon any Funding Agent, the Transferor Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Funding Agreement or the Indenture; (v) each Purchasing Purchaser appoints and authorizes the Funding Agent set forth on Schedule II hereto to take such action as agent on its behalf and to exercise such powers under the Note Funding Agreement and the Indenture as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Note Funding Agreement; and (vi) each Purchasing Purchaser agrees (for the benefit of the Transferor Purchaser, the Issuer, the Funding Agents, the Purchasers, the Indenture Trustee, the Depositor, the Seller, the Servicer and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Funding Agreement are required to be performed by it as a Purchaser.

(i)[Schedule II hereto sets forth the revised Funding Percentage and Commitment of the Transferor Purchaser, the Funding Percentage, the Commitment of the Purchasing Purchaser, as applicable, the Funding Agent of the Purchasing Purchaser, the other Purchasers in the Purchasing Purchaser’s Purchaser Group and the initial Investing Office of the Purchasing  Purchaser, as well as administrative information with respect to the Purchasing Purchaser.]

(j)THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR TRANSFER SUPPLEMENT

Re:Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers party thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agents.

Item 1:Date of Transfer Supplement:

Item 2:Transferor Purchaser:

Item 3:Purchasing Purchaser:

Item 4:Signatures of Parties to Agreement:

as Transferor Purchaser

By:
Name:
Title:

By:
Name:
Title:

as Purchasing Purchaser

By:
Name:
Title:

By:
Name:
Title:

CONSENTED TO AND ACCEPTED BY:

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

BXG TIMESHARE TRUST I

By:Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

BLUEGREEN CORPORATION,
as Seller and Servicer

By:
Name:
Title:

BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor

By:
Name:
Title:

SCHEDULE II TO
TRANSFER SUPPLEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, ASSIGNED INTERESTS, PURCHASE
AND FUNDING PERCENTAGES AND PURCHASE PRICE

[Transferor Purchaser]

Funding Percentage:
Transferor Purchaser Funding Percentage Prior to Sale:	_______%
Funding Percentage Sold:	_______%
Funding Percentage Retained:	_______%
Commitment:
Transferor Purchaser Commitment Prior to Sale:	$________
Commitment Sold:	$________
Commitment Retained	$________

D.Outstanding Note Balance of Notes:
Transferor Purchaser Outstanding Note Balance of Notes Prior to Sale:	$________
Outstanding Note Balance of Notes Sold:	$________
Outstanding Note Balance of Notes Retained:	$________
E.Purchase Percentage:	_______%
[Purchasing Purchaser]
Funding Percentage:	_______%
Commitment:	$________
C.Outstanding Note Balance of Notes Owned Immediately After Sale:	$________

Type of Purchaser:

[Conduit Purchaser][Cost of Funds Bank Purchaser]

[LIBOR Bank Purchaser]

Funding Agent:

[________________]

Other Purchasers in Purchaser Group:

[_________________]

Address for Notices:

[____________]
Investing Office:

[_____________]

SCHEDULE III TO
TRANSFER SUPPLEMENT

Form of
Transfer Effective Notice

To:[Name and address of
Issuer, Servicer, Indenture Trustee, the Transferor
Purchaser and the Purchasing Purchaser]

The undersigned, as Funding Agents under the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agent for their respective Purchaser Groups thereunder, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.]  Terms defined in such Supplement are used herein as therein defined.

Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be _____________, 20__.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

1

EXHIBIT D

FORM OF BORROWING NOTICE

SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT (the “Agreement”), dated as of May 1, 2017, by and among BXG TIMESHARE TRUST I, a Delaware statutory trust (the “Issuer”), BLUEGREEN CORPORATION, a Florida corporation (“Bluegreen”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, a Delaware corporation (the “Depositor”), the PURCHASERS from time to time parties hereto (collectively, the “Purchasers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as a funding agent for a Purchaser Group (together with its successors in such capacity, a “Funding Agent”) and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a funding agent for a Purchaser Group (together with its successors in such capacity, a “Funding Agent” and together with KeyBank, the “Funding Agents”).

Purchasers:_______________________________________________

Issuer:BXG Timeshare Trust I

Requested Funding Date:_______________________________________________

Transmission Date:_______________________________________________

Timeshare Loans to be Pledged:See attachment

Borrowing Base Prior to Funding:$________________

Borrowing Base After Funding*:$________________

Available Commitment of KeyBank

Prior to Funding:$________________

Available Commitment of KeyBank

After Funding:$________________

Requested Wire Amount from KeyBank

2

$________________

Available Commitment of DZ Bank/Autobahn

Prior to Funding:$________________

Available Commitment of DZ Bank/Autobahn

After Funding:$________________

Requested Wire Amount from DZ Bank/Autobahn

$________________

Wire Instructions:

Bank Name: Fifth Third Bank

Account Name: BXG Timeshare FIN Corp I Inv 19 TR I

ABA Routing Number: 042000314

ACH: 67091719

Account Number: 7433586687

Requested by:

BXG TIMESHARE TRUST I

By:Wilmington Trust Company,

not in its individual capacity, but solely as Owner Trustee

By:    ____________________________________

Name:

Title:

BLUEGREEN CORPORATION

By:____________________________________
Name:
Title:

2

BLUEGREEN TIMESHARE FINANCE CORPORATION I

By:____________________________________
Name:
Title:

2

Attachment

SCHEDULE OF TIMESHARE LOANS PROPOSED TO BE PLEDGED

This schedule will be supplemented from time to time by the Schedule of Timeshare Loans attached to a borrowing notice dated subsequent to the date hereof.  Each such Schedule of Timeshare Loans shall be deemed to be incorporated herein and made a part hereof for all purposes.

SCHEDULE 4.1(k)

Tax Schedule

None.